U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006

GREAT CHINA INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

0-23015
(Commission File No.)

Nevada	87-0450232
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

C Site 25-26F Presidential Building, No. 69 Heping North Street
Heping District, Shenyang 110003, Peoples Republic of China
(Address of principal executive offices)

0086-24-2281388
(Registrant’s telephone number)

Not applicable
(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet arrangement of a Registrant

On July 19, 2006, Shenyang Jitian Property Co., Ltd., (“Jitian”), an indirect wholly-owned subsidiary of Great China International Holdings, Inc. (the “Company”), received loan proceeds of RMB 50,000,000 (approximately US$ 6.25 million) pursuant to a loan agreement (the “Loan Agreement”) dated for reference June 28, 2006 with Shenyang City Commercial Bank (Holdings) Co., Ltd. (the “Bank”). The loan proceeds represented the full amount provided for under the terms of the Loan Agreement and will be used by Jitian in connection with the development of the Company’s recently-acquired Chessboard Mountain Project, a parcel of approximately 420,317 square meters of land designated for residential and commercial development in Chessboard Mountain International Tourism Development District in Shenyang City, China. A copy of the English translation of the Loan Agreement is filed herewith as Exhibit 10.1.

The Loan Agreement has a term of three (3) years, commencing July 19, 2006, and amounts advanced thereunder shall bear interest at a rate of 6.633% and shall be required to be repaid by the end of the term of the Loan Agreement. Under the Loan Agreement, the Bank is entitled, in the event of certain events of default enumerated therein, to cancel the agreement and declare any amounts advanced thereunder due and owing. Shenyang Maryland International Industry Co., Ltd. (“Shenyang Maryland”), a subsidiary of the Company, has agreed to guarantee all amounts owing by Jitian under the Loan Agreement, and Shenyang Maryland has also agreed to mortgage a portion of its property at the Company’s President Building project as security for performance of its obligations under the Loan Agreement. Copies of English translations of Shenyang Maryland’s Guarantee and mortgage (pledge) agreements are filed herewith as Exhibits 10.2 and 10.3, respectively.

Item 9.01	Financial Statements and Exhibits

Copies of English translations of the following documents are included as exhibits to this report.

Exhibit No.	Description of Document

10.1	Loan Agreement dated for reference June 28, 2006 between Shenyang City Commercial Bank and Shenyang Jitian Property Co., Ltd.

10.2	Loan Guarantee Agreement dated for reference June 28, 2006 among Shenyang City Commercial Bank, Shenyang Maryland International Industry Co., Ltd., and Shenyang Jitian Property Co., Ltd.

10.3	Pledge (Mortgage) Agreement dated for reference June 28, 2006 among Shenyang City Commercial Bank, Shenyang Maryland International Industry Co., Ltd., and Shenyang Jitian Property Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great China International Holdings, Inc.

Date: July 25, 2006	By:	/s/ Deng Zhi Ren
Deng Zhi Ren, Chief Executive Officer